Exhibit 10.9A

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

TO:	David Carter, VP of Sales (“VP”)

DATE:	As of January 1, 2009

FROM:	Adam Miller, as CEO on behalf of Cornerstone OnDemand, Inc. (“Cornerstone”)

SUBJECT:	Commission Plan

The following sets forth the terms and conditions of your commission plan (the “Plan”) attributable to the period of January 1, 2009 through December 31, 2009 (the “Term”).  This Plan supersedes any prior written or verbal discussions, agreements or understandings with respect to the bonuses, commissions and similar items of compensation.  This Plan does not automatically renew at the end of the Term, and is only valid for the Term.  The effective date of this plan is January 1, 2009. This plan may only be modified with the prior written approval of Cornerstone’s CEO.  All calculations and determinations with respect to this Plan shall be made by Cornerstone in its sole discretion, and shall be final.

1)
Quota for North American Direct Sales is each and all of (i) $[***] in “Software Revenue” and (ii) $[***] in “Service Revenue” as evidenced by Approved Contracts executed and delivered during the Term (with time being of the essence).

a)
“Approved Contract” means a written agreement with approved pricing between Cornerstone and a customer with respect to the licensing by such customer of Cornerstone OnDemand, as procured primarily by the Manager (“Manager”) or a Salesperson (“Salesperson”) under the supervision of the VP Sales and duly executed on behalf of Cornerstone by its CEO.

b)
“Software Revenues” means, as the case may be, and without duplication of clause 1(c) below, for the applicable year of the Approved Contract, the monthly user fee set forth in the applicable Approved Contract multiplied by the minimum number of monthly users set forth in such Approved Contract multiplied by 12 months, or if there is no minimum monthly user fee, then the minimum annual fee (for the applicable year of such Approved Contract) attributable to the licensing of Cornerstone OnDemand Software Modules.

c)
“Service Revenue” means, without duplication of clause 1(b) above, revenue to Cornerstone attributable to the provision of professional services (i.e., implementation services, business consulting, technical consulting and educational services) by Cornerstone to the client in the applicable Approved Contract, provided that the associated statement of work providing for such Service Revenue is executed and delivered contemporaneously with the Approved Contract to which such statement of work is a part thereof.

d)	Nothing in this document obligates Cornerstone to enter into any Approved Contracts or other agreements with any customer or otherwise.

e)	Salespersons are expected to follow the official Cornerstone pricing guidelines, which are subject to change from time to time at Cornerstone’s sole discretion.

2)	Commissions.

a)	For North American Direct Sales during the first year of each Approved Contract executed and delivered during the Term, the Commission shall be an amount equal to;

i)
[***] Percent ([***]%) of Software Revenue, payable concurrent with the last day of the month payroll processing for any account where the applicable Software Revenue is invoiced and actually received by the Company on or before the 20th of the month, plus

ii)
[***] Percent ([***]%) of Service Revenue, payable concurrent with the last day of the month payroll processing for any account where applicable Services Revenue is invoiced and actually received by the Company on or before the 20th of the month.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

iii)
Should the software payment terms negotiated result in something less than full payment, the commissions will be paid in accordance with the above as long as the initial payments exceed 25% of the total contract value for combined software and services.

b)
For the second year of each Approved Contract that has a least a two-year firm term and that is executed and delivered during the Term, the Commission for Software Revenue shall be [***] Percent ([***]%), it being understood that there will be no Commissions attributable to Service Revenue beyond the first year of each Approved Contract.  Payment of the Software Revenue Commission for the second year of the term shall be payable in accordance with 2(a)i above after the applicable Software Revenue for such second year of the Approved Contract is invoiced and actually received by the Company.

c)
For the third year of each Approved Contract that has a least a three-year firm term and that is executed and delivered during the Term, the Commission shall be [***] Percent ([***]%) of Software Revenues for such year, it being understood that there will be no Commissions attributable to Service Revenue beyond the first year of each Approved Contract.  Payment of the Software Revenue Commission for the third year of the term shall be payable in accordance with 2(a)i above after the applicable Software Revenue for such third year of the Approved Contract is invoiced and actually received by the Company.  No Commissions, whether for Software Revenue, Service Revenue, Deployment Revenue or otherwise: will be due with respect to years four (4) or beyond of any Approved Contract.

d)
To the extent an Approved Contract is less than three years in term and is renewed, then it shall be treated as a multi-year contract in accordance with 2(b) and 2(c) above, except that the Commission for Software Revenue shall be [***] Percent ([***]%) and [***] Percent ([***]%) for years two and three respectively.

e)
In the event that the VP meets his Quota with respect to each and all of Software Revenue and Service Revenue, then, for any amount above said quota and derived from Approved Contracts executed prior to expiration of the Term, the Commissions for each of Software Revenue and Service Revenue for the first year of the term of the Approved Contract in question shall be increased to [***] Percent ([***]%) and [***] Percent ([***]%), respectively.

3)	Bonus

a)	The VP shall be eligible for a quarterly bonus as follows:

i)	$5,000 if North American Direct Sales exceed $[***] in Approved Contracts by March 31, 2009;

ii)	$5,000 if North American Direct Sales exceed $[***] in Approved Contracts by June 30, 2009;

iii)	$5,000 if North American Direct Sales exceed $[***] in Approved Contracts by September 30, 2009;

iv)	$5,000 if North American Direct Sales exceed $[***] in Approved Contracts by December 31, 2009.

4)	Early Terminations of Approved Contracts.

a)	In the event of an early termination of an Approved Contract,[1]

i)	VP shall owe Cornerstone a pro-rated portion (calculated on the basis of a 365-day year) of the Commission actually paid for such year with respect to such Approved Contract, and

ii)	Cornerstone shall not owe VP any Commissions or other compensation not yet paid to VP with respect to such Approved Contract.

1 For example, if there is an early termination of an Approved Contract (which had a three-year term) upon the six month anniversary of its signing, (a) Salesperson shall owe Cornerstone an amount equal to Fifty Percent (50%) of each of the Software Revenue Commission and Service Revenue Commission paid to Salesperson and attributable to the first year of such Approved Contract, and (b) Cornerstone shall not owe Salesperson any Commissions or other compensation with respect to the second or third year of the term of such Approved Contract.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

b)	VP hereby expressly agrees that any amounts owed by Salesperson to Cornerstone pursuant to Section 4(a)(i) above may be used to offset future Commissions or other compensation payable to VP.

5)	Termination of Employment of VP.

a)	Nothing contained in this document shall in any way limit or interfere with the “at-will” nature of the employment relationship between Cornerstone and VP.

b)
In the event that VP terminates his/her employment with Cornerstone, or Cornerstone terminates VP employment for “Cause” (as hereinafter defined), Cornerstone shall owe no Commissions, Bonus or other compensation to Salesperson that has not already been paid to VP (other than salary and vacation pay, in each case accrued through the date of termination).

c)	As used herein, the term “Cause” means:

i)
the failure of the VP to substantially perform his duties to the Company (including, without limitation, meeting his/her Quota or being on reasonable track to meet such Quota), other than a failure resulting from the VP physical or mental illness or impairment, which is not cured within ten (10) days of the delivery to the VP of written notice thereof by Cornerstone;

ii)	an act or omission by VP which constitutes gross misconduct;

iii)	a material violation of a federal, state or local law or regulation applicable to the business of Cornerstone; or

iv)
a breach by VP of a material term, obligation, covenant, representation or warranty in any agreement with Cornerstone or other written representation to Cornerstone, which is not cured within ten (10) days of the delivery to VP of written notice thereof by Cornerstone.

d)
In the event that Cornerstone terminates VP employment with Cornerstone other than for “Cause”, Cornerstone shall owe no Commissions, Bonus or other compensation that has not already been paid to Salesperson, other than (i) any Commissions in accordance with Section 2a that become due and payable within sixty (60) days after the date of such termination, subject to Section 4 above, and (ii) salary and vacation pay, in each case accrued through the date of termination.  In the event that Cornerstone terminates VP employment with Cornerstone other than for “Cause” and an Approved Contract that has been determined by Cornerstone to have been procured primarily by VP is subsequently executed and delivered within thirty (30) days after such termination (a “Tailed Approved Contract”), then Cornerstone agrees that, notwithstanding such termination, VP shall be paid his/her Commission attributable to the first year of such Tailed Approved Contract, subject to all of the other terms and conditions of this Plan.

CORNERSTONE ONDEMAND, INC.		VP:

By:		By:
Name: Adam Miller
Title: CEO

Date:		Date:

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.